Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Experts” and to the use of our report, dated October 20, 2005, with respect to the statement of assets and liabilities of Enhanced Government Fund, Inc. as of October 14, 2005 in this Registration Statement (Form N-2 Nos. 333-127515 and 811-21793) of Enhanced Government Fund, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 24, 2005